Exhibit 99.1

Innovative Eyewear Announces Pricing of $4.7 Million Public Offering

MIAMI, June 22, 2023 /PRNewswire/ -- Innovative Eyewear Inc. (“Innovative Eyewear” or the “Company”) (NASDAQ: LUCY; LUCYW), the developer and retailer of smart eyewear under the Lucyd® brand, and licensee of the Nautica®, Eddie Bauer® and Reebok® brands, today announced the pricing of its public offering of 4,500,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Each unit is being sold at a public offering price of $1.05. The warrants in each unit will be immediately exercisable at a price of $1.05 per share and will expire five years from the date of issuance. The shares of common stock and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and estimated offering expenses, are expected to be approximately $4.7 million. The Company intends to use the proceeds from the offering primarily for working capital and general corporate purposes.

The offering is expected to close on June 26, 2023, subject to customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with this offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-272737), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 21, 2023. The offering is being made only by means of a prospectus, which is a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Innovative Eyewear, Inc.

Innovative Eyewear is a developer and retailer of cutting-edge smart eyewear, under the Lucyd®, Nautica®, Eddie Bauer® and Reebok® brands. True to our mission to Upgrade Your Eyewear®, our Bluetooth audio glasses allow users to stay safely and ergonomically connected to their digital lives, and are offered in hundreds of frame and lens combinations to meet the needs of the optical market. To learn more and explore our continuously evolving collection of smart eyewear, please visit www.lucyd.co.

Forward Looking Statements

This press release contains certain forward-looking statements, including , including those relating to the anticipated timing of completion of the offering and other statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the completion of the public offering, the satisfaction of customary closing conditions related to the offering and the intended use of proceeds from the offering. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the preliminary prospectus related to the public offering filed with the Securities and Exchange Commission, under the caption “Risk Factors.”

Investor Relations Contact:

Scott Powell

Skyline Corporate Communications Group, LLC

Office: +1 (646) 893-5835

Email: scott@skylineccg.com